Exhibit 99.1

For Release
July 24, 2013
1:00 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Second Quarter 2013
Revenues, Income, EPS & Adjusted EBITDA above High-end of
Previously Announced Estimates
Revenues from IT Segments up 18.4 percent Year-over-Year

CALABASAS, Calif., July 24, 2013 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended June 30, 2013.

Second Quarter Highlights

•
Revenues were $417.9 million, up 15.4 percent year-over-year on a pro forma basis and 7.4 percent sequentially. Pro forma results, as used herein, assume that our acquisition of Apex Systems occurred on January 1, 2012. Pro forma operating results are summarized in a table below.

•
Income from continuing operations, excluding the write-off of loan costs, acquisition-related costs and strategic planning expenses, which were not included in the previously announced estimates (a non-GAAP measure set forth in the table below) was $17.4 million ($0.32 per diluted share), up from $11.0 million ($0.20 per diluted share) in the first quarter of 2013. Adjusted income from continuing operations (a non-GAAP measure set forth in the table below) was $25.5 million ($0.47 per diluted share).

•	Adjusted EBITDA (a non-GAAP measure defined below) was $44.2 million, up from $38.4 million in second quarter of 2012 on a pro forma basis.

•	Percentage of gross profit converted into Adjusted EBITDA was 35.5 percent, up from 34.4 percent in second quarter of 2012 on a pro forma basis.

•	Leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) was 2.3 to 1, down from 2.88 to 1 at December 31, 2012.

•	On May 16, we closed on a new $500 million credit facility that expanded our borrowing capacity and flexibility and reduced our interest rates.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “Our results for the quarter were above our previously announced estimates and driven by strong year-over-year revenue growth and improved operating leverage. Our conversion of gross profit into Adjusted EBITDA was 35.5 percent for the quarter, up from 34.4 in the second quarter of 2012 on a pro forma basis and 30.1 percent in the preceding quarter.”

“Our strong revenue growth was mainly driven by our IT businesses, Apex Systems and Oxford, which account for 80 percent of our business. Our IT businesses grew 18.4 percent year-over-year on a pro forma basis and 8.7 percent sequentially. In that sector of the market, we are the second largest provider of staffing services and we continue to grow faster than the overall market reflecting the benefit of our scale and operating models. We also believe we are benefiting from a shift in spending toward IT staffing and away from other IT services delivery models, such as consulting and offshoring, as CIOs continue to focus sharply on project flexibility and accountability and cost control.”

“Our non-IT segments, which account for 20 percent of our overall business, grew 4.7 percent year-over-year and 2.2 percent sequentially. While these segments reported modest growth, we have not yet seen the returns on our investments in sales staff and recruiters. We are evaluating various actions in an effort to improve the growth rate and overall performance of these units.”

Dameris continued, “In May, we put in place a new $500 million credit facility. This facility improves our borrowing capacity and flexibility for acquisitions and stock repurchases and results in significant interest savings.”

Second Quarter 2013 Results

Revenues for the quarter were $417.9 million, up 57.2 percent year-over-year and 7.4 percent sequentially. On a pro forma basis assuming the acquisition of Apex Systems had occurred at the beginning of 2012, revenues were up 15.4 percent year-over-year. Virtually all the growth in revenues was from the Information Technology businesses (Apex Systems and Oxford), which grew 18.4 percent year-over-year on a pro forma basis and 8.7 percent sequentially.

Gross profit was $124.6 million, up 47.4 percent year-over-year and up 10.0 percent sequentially. This increase was due to growth in revenues and the inclusion of the operating results of Apex Systems for a full quarter. The year-over-year compression in gross margin was mainly attributable to the inclusion of Apex Systems for a full quarter, which has a lower gross margin than the Company's other business segments, lower permanent placement revenues and higher growth of lower-margin services.

Selling, general and administrative expenses were $86.5 million, up from $84.2 million in the first quarter of 2013. The sequential increase in expense was primarily due to higher incentive compensation related to the sequential growth in gross profit and headcount additions to drive growth.

Amortization of intangible assets was $5.3 million, up from $3.9 million in the second quarter of 2012. This increase related to the timing of the acquisition of Apex Systems, which was acquired in the middle of the second quarter of 2012. Consequently, the second quarter of 2012 included amortization expense for only half the quarter.

Interest expense for the quarter was $4.2 million compared with $4.0 million in the second quarter of 2012. Interest expense was comprised of interest on the credit facility of $3.8 million and amortization of capitalized loan costs of $0.4 million.

Write-off of loan costs totaled $15.0 million ($9.2 million, $0.17 per diluted share, after tax) and related to the refinancing of the credit facility in May. This refinancing was treated as an early extinguishment of debt, which resulted in a full write-off of all capitalized loan costs associated with the old facility. Under the new $500 million credit facility, the interest rate on the term B loan was reduced 150 basis points and the interest rate on the revolver and term A loan was reduced 75 to 125 basis points, depending on the leverage ratio.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets plus equity-based compensation expense, impairment charges, acquisition-related costs and fees and expenses of the outside consulting firm assisting with our strategic planning initiatives), was $44.2 million, up from $38.4 million for the second quarter of 2012 on a pro forma basis. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of revenues) was 10.6 percent.

Income from continuing operations (excluding the write-off of loan costs, acquisition-related costs and strategic planning expenses) was $17.4 million ($0.32 per diluted share) compared with $12.7 million ($0.24 per diluted share) for the second quarter of 2012 on a pro forma basis.

Net income, which is comprised of income from continuing operations and the loss from discontinued operations, was $7.3 million ($0.14 per diluted share) compared with $7.6 million ($0.16 per diluted share) in the second quarter of 2012. Net income for the quarter included (i) a $15.0 million ($9.2 million, $0.17 per diluted share, after tax) write-off of loan costs, (ii) acquisition-related costs and strategic planning expenses totaling $0.7 million ($0.4 million, or $0.01 per diluted share, after tax) and (iii) a $0.5 million loss from discontinued operations.

Financial Estimates for Q3 2013

On Assignment is providing below financial estimates from continuing operations for the third quarter of 2013. These estimates do not include acquisition-related costs and strategic planning expenses.

•	Revenues of $429 million to $433 million

•	Gross Margin of 29.8 percent to 30.1 percent

•	SG&A (excludes amortization of intangible assets) of $87.5 to $89.0 million (includes $2.3 million in depreciation and $4.2 million in equity-based compensation expense)

•	Amortization of intangible assets of $5.2 million

•	Adjusted EBITDA of $46 million to $48 million

•	Effective tax rate of 42.5 percent

•	Adjusted Income from Continuing Operations of $25.8 million to $27.0 million

•	Adjusted Income from Continuing Operations per diluted share of $0.47 to $0.49

•	Income from Continuing Operations of $17.8 million to $18.9 million

•	Income from Continuing Operations per diluted share of $0.33 to $0.35

•	Diluted shares outstanding of 54.4 million

These estimates reflect normal seasonality in the business. The estimates assume year-over-year revenue growth of approximately high-teens for Apex Systems and Oxford, mid-single digit for Life Sciences, low single-digit for Physician Staffing and Allied Healthcare. The estimates above assume no deterioration in the staffing markets that On Assignment serves. For the full year, the Company expects to trend toward the high-end of the previously-announced full year 2013 targets.

Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EDT to review its second quarter financial results. The dial-in number is 800-260-0702 (+1-612-234-9962 for callers outside the United States) and the conference ID number is 297394. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 7:30 p.m. EDT and ending at midnight EDT on Friday, August 24, 2013. The access number for the replay is 800-475-6701 (1+320-365-3844 for callers outside the United States) and the conference ID number 297394.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NYSE: ASGN), is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of 133 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan fees, acquisition related costs and strategic planning costs) and Non-GAAP Income from Continuing Operations (Income from continuing operations, plus acquisition related expenses, deferred financing fees written-off and strategic planning costs, net of tax) and Adjusted Income from Continuing Operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2013. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 18, 2013, our report on Form 8-K filed with the SEC on June 13, 2013, and our Form 10-Q for the quarterly period ended March 31, 2013 as filed with the SEC on May 9, 2013. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012 (1)	2013	2013	2012(1)

Revenues	$417,923	$265,863	$389,193	$807,116	$422,623
Cost of services	293,356	181,326	275,919	569,275	285,337
Gross profit	124,567	84,537	113,274	237,841	137,286
Selling, general and administrative expenses	86,454	65,173	84,161	170,615	107,918
Amortization of intangible assets	5,275	3,884	5,379	10,654	4,518
Operating income	32,838	15,480	23,734	56,572	24,850
Interest expense, net	(4,198)	(3,957)	(5,331)	(9,529)	(4,658)
Write-off of loan costs	(14,958)	(813)	—	(14,958)	(813)
Income before income taxes	13,682	10,710	18,403	32,085	19,379
Provision for income taxes	5,860	4,633	7,793	13,653	8,255
Income from continuing operations	7,822	6,077	10,610	18,432	11,124
Gain on sale of discontinued operations, net of tax	—	—	14,412	14,412	—
Income (loss) from discontinued operations, net of tax	(483)	1,485	(409)	(892)	1,821
Net income	$7,339	$7,562	$24,613	$31,952	$12,945

Basic earnings per common share:
Income from continuing operations	$0.15	$0.14	$0.20	$0.35	$0.27
Income from discontinued operations	(0.01)	0.03	0.26	0.25	0.05
	$0.14	$0.17	$0.46	$0.60	$0.32

Diluted earnings per common share:
Income from continuing operations	$0.14	$0.13	$0.20	$0.34	$0.26
Income from discontinued operations	—	0.03	0.26	0.25	0.05
	$0.14	$0.16	$0.46	$0.59	$0.31

Number of shares and share equivalents used to calculate earnings per share:
Basic	53,378	44,852	53,046	53,213	41,060
Diluted	54,327	45,879	54,036	54,222	42,067

(1) Amounts differ from the previously reported numbers on our Form 10-Q for the period ended June 30, 2012, due to the retrospective adjustment of amortization of the identifiable intangible assets of Apex purchase price allocation, and the retrospective presentation of discontinued operations related to the sale of Nurse Travel during 2013.

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Revenues:
Technology –
Apex	$233,446	$98,503	$212,728	$446,174	$98,503
Oxford	101,474	88,107	95,262	196,736	166,866
	334,920	186,610	307,990	642,910	265,369

Life Sciences	41,877	40,509	40,473	82,350	81,860
Physician	26,466	25,039	26,302	52,768	49,128
Healthcare	14,660	13,705	14,428	29,088	26,266
	$417,923	$265,863	$389,193	$807,116	$422,623

Gross profit:
Technology –
Apex	$63,896	$26,983	$55,619	$119,515	$26,983
Oxford	34,506	31,646	32,150	66,656	59,016
	98,402	58,629	87,769	186,171	85,999

Life Sciences	13,838	13,808	13,384	27,222	27,647
Physician	7,640	7,718	7,483	15,123	15,217
Healthcare	4,687	4,382	4,638	9,325	8,423
	$124,567	$84,537	$113,274	$237,841	$137,286

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Cash (used in) provided by operations	$26,752	$(15,865)	$3,575	$30,327	$(8,892)
Capital expenditures	$4,543	$5,052	$2,785	$7,328	$7,171

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	June 30,	March 31,
	2013	2013
Cash and cash equivalents	$14,111	$11,774
Accounts receivable, net	266,567	257,196
Goodwill and intangible assets, net	748,744	755,904
Total assets	1,089,033	1,093,436
Current portion of long-term debt	10,250	10,000
Total current liabilities	127,077	128,899
Working capital	174,844	166,461
Long-term debt	359,063	373,588
Other long-term liabilities	28,694	29,166
Stockholders’ equity	574,199	561,783

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2013		2012 (1)		March 31, 2013
Income from continuing operations	$7,822	$0.14	$6,077	$0.13	$10,610	$0.20
Interest expense, net	4,198	0.08	3,957	0.10	5,331	0.10
Write-off of loan costs	14,958	0.27	813	0.02	—	—
Provision for income taxes	5,860	0.11	4,633	0.10	7,793	0.14
Depreciation	1,914	0.04	1,560	0.03	1,855	0.03
Amortization of intangibles	5,275	0.10	3,884	0.08	5,379	0.10
EBITDA	40,027	0.74	20,924	0.46	30,968	0.57
Equity-based compensation	3,486	0.06	2,287	0.05	2,550	0.05
Acquisition-related costs	251	0.00	6,562	0.14	161	0.00
Strategic planning costs	405	0.01	—	—	457	0.01
Adjusted EBITDA	$44,169	$0.81	$29,773	$0.65	$34,136	$0.63

Weighted average common and common equivalent shares outstanding (diluted)	54,327		45,879		54,036

	Six Months Ended June 30,
	2013		2012 (1)
Income from continuing operations	$18,432	$0.34	$11,124	$0.26
Interest expense, net	9,529	0.17	4,658	0.11
Write-off of loan costs	14,958	0.28	813	0.02
Provision for income taxes	13,653	0.25	8,255	0.20
Depreciation	3,769	0.07	2,970	0.07
Amortization of intangibles	10,654	0.20	4,518	0.11
EBITDA	70,995	1.31	32,338	0.77
Equity-based compensation	6,036	0.10	3,459	0.08
Acquisition-related costs	412	0.01	9,054	0.22
Strategic planning costs	862	0.02	—	—
Adjusted EBITDA	$78,305	$1.44	$44,851	$1.07

Weighted average common and common equivalent shares outstanding (diluted)	54,222		42,067

RECONCILIATION OF GAAP INCOME AND EPS TO NON-GAAP INCOME AND EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,				March 31,
	2013		2012 (1)		2013
Income from continuing operations	$7,822	$0.14	$6,077	$0.13	$10,610	$0.20
Write-off of loan costs related to refinancing, net of income taxes	9,181	0.17	701	0.02	—	—
Acquisition-related costs, net of income taxes	143	—	3,788	0.08	93	—
Strategic planning expenses, net of income taxes	249	0.01	—	—	281	—
Non-GAAP income from continuing operations	$17,395	$0.32	$10,566	$0.23	$10,984	$0.20

Weighted average common and common equivalent shares outstanding (diluted)	54,327		45,879		54,036

	Six Months Ended June 30,
	2013		2012 (1)
Income from continuing operations	$18,432	$0.34	$11,124	$0.26
Write-off of loan costs related to refinancing, net of income taxes	9,181	0.17	701	0.02
Acquisition-related costs, net of income taxes	236	0.00	5,239	0.13
Strategic planning expenses, net of income taxes	530	0.01	—	0.00
Non-GAAP income from continuing operations	$28,379	$0.52	$17,064	$0.41

Weighted average common and common equivalent shares outstanding (diluted)	54,222		42,067

CALCULATION OF ADJUSTED EARNINGS PER SHARE (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended	Six Months Ended
	June 30, 2013
Non-GAAP income from continuing operations (2)	$17,395	$28,379
Adjustments:
Amortization of intangible assets (3)	5,275	10,654
Cash tax savings on indefinite-lived intangible assets (4)	3,850	7,700
Excess of capital expenditures over depreciation, net of tax (5)	(1,050)	(2,100)
Income from Continuing Operations - As Adjusted	$25,470	$44,633

Earnings per Diluted Share from Continuing Operations--, As Adjusted	$0.47	$0.82

Weighted average common and common equivalent shares outstanding (diluted)	54,327	54,222

(2)
Non-GAAP income from continuing operations as calculated on preceding page. GAAP income from continuing operations excludes the write-off of loan costs related to refinancing of the credit facility, acquisition-related cost and strategic planning expenses.

(3)	Amortization of identifiable intangible assets of acquired businesses.

(4)
Cash tax savings on indefinite-lived intangible assets (goodwill and trademarks related to acquisition of Apex Systems, Oxford and HealthCare Partners) that are amortized and deductible in the determination of income taxes, but not amortized for financial reporting purposes. These assets total $593.1 million and are amortized (and deducted) for income tax purposes on a straight-line basis over 15 years. The annual income tax deduction is $39.5 million and the annual after-tax cash savings are approximately $15.4 million, assuming an estimated marginal combined federal and state income tax rate of 39 percent.

(5)
Excess capital expenditures over depreciation is equal to one-quarter of the estimated full year difference between capital expenditures (full year estimate of $15.9 million) less depreciation (full year estimate of $9.0 million), tax affected using an estimated marginal combined federal and state tax rate of 39 percent.

PRO FORMA OPERATING RESULTS FROM CONTINUING OPERATIONS (Unaudited)
Year Ended December 31, 2012
(In thousands)

	Q1	Q2	Q3	Q4	Full Year
Revenues	$342,721	$362,179	$374,512	$380,381	$1,459,793
Cost of services	240,652	250,583	258,882	264,762	1,014,879
Gross profit	102,069	111,596	115,630	115,619	444,914
SG&A expenses	77,397	77,172	77,009	78,912	310,490
Amortization of intangible assets	6,381	6,349	6,309	6,299	25,338
Operating income	$18,291	$28,075	$32,312	$30,408	$109,086

Adjusted EBITDA	$28,425	$38,855	$43,532	$41,659	$152,471
Adjusted EBITDA, excluding write-downs of earnout obligations	$28,425	$38,364	$42,532	$41,659	$150,980
___

The above unaudited pro forma results were prepared on the basis that the acquisition of Apex Systems occurred on January 1, 2012. These results differ from the pro forma disclosures included in the Company's recast 2012 financials as reported on Form 8-K filed with the SEC on June 13, 2013, as those pro forma results were prepared on the basis that the acquisition of Apex Systems occurred on January 1, 2011. SG&A expenses, operating income and Adjusted EBITDA included a $0.5 million and $1.0 million benefit in Q2 and Q3, respectively, related to the reduction in the earnout obligation for HealthCare Partners.

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS (Unaudited)
(Dollars in thousands)

	Technology
	Apex	Oxford	Total	Life Sciences	Physician	Healthcare	Consolidated
Revenues:
Q2 2013	$233,446	$101,474	$334,920	$41,877	$26,466	$14,660	$417,923
Q1 2013	$212,728	$95,262	$307,990	$40,473	$26,302	$14,428	$389,193
% Sequential change	9.7%	6.5%	8.7%	3.5%	0.6%	1.6%	7.4%
Q2 2012	$98,503	$88,107	$186,610	$40,509	$25,039	$13,705	$265,863
% Year-over-year change	137.0%	15.2%	79.5%	3.4%	5.7%	7.0%	57.2%

Gross margins:
Q2 2013	27.4%	34.0%	29.4%	33.0%	28.9%	32.0%	29.8%
Q1 2013	26.1%	33.7%	28.5%	33.1%	28.5%	32.1%	29.1%
Q2 2012	27.4%	35.9%	31.4%	34.1%	30.8%	32.0%	31.8%

Average number of staffing consultants:
Q2 2013	679	540	1,219	182	100	97	1,598
Q1 2013	671	540	1,211	176	107	89	1,583
Q2 2012	633	501	1,134	160	98	81	1,473

	Technology
	Apex		Oxford	Total	Life Sciences	Physician	Healthcare	Consolidated
Average number of customers:
Q2 2013	588		679	1,267	916	177	491	2,851
Q1 2013	600		659	1,259	884	173	479	2,795
Q2 2012	585		648	1,233	914	186	508	2,841

Top 10 customers as a percentage of revenue:
Q2 2013	34.1%		20.4%	24.1%	25.1%	22.3%	28.8%	19.3%
Q1 2013	33.5%		16.7%	23.5%	24.8%	21.6%	29.6%	18.6%
Q2 2012	33.3%	(6)	16.4%	23.5%	23.3%	19.8%	24.6%	18.4%	(6)
(6) Top 10 customers as a percentage of revenue for Apex and Consolidated includes pro forma Apex data for the quarter ended June 30, 2012.

Average bill rate:
Q2 2013	$60.78		$123.43	$71.23	$34.28	$183.95	$37.14	$64.80
Q1 2013	$59.62		$122.47	$69.88	$34.94	$185.92	$38.01	$64.21
Q2 2012	$59.07		$119.51	$69.83	$35.25	$175.11	$37.44	$64.82

Gross profit per staffing consultant:
Q2 2013	$94,000		$64,000	$81,000	$76,000	$77,000	$48,000	$78,000
Q1 2013	$83,000		$60,000	$72,000	$76,000	$70,000	$52,000	$72,000
Q2 2012	$43,000	(7)	$63,000	$52,000	$86,000	$79,000	$54,000	$57,000	(7)
(7) Actual, reported Apex and Consolidated metric reflect six weeks of Apex data. A full quarter would have been $85,000 for Apex and $76,000 for Consolidated.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013
Percentage of revenues:
Top ten clients	19.3%	18.6%
Direct hire/conversion	1.5%	1.9%

Bill rate:
% Sequential change	0.9%	1.2%
% Year-over-year change	—%	(5.3%)

Bill/Pay spread:
% Sequential change	1.0%	0.7%
% Year-over-year change	(3.3%)	(13.7%)

Average headcount:
Contract professionals (CP)	11,961	11,583
Staffing consultants (SC)	1,598	1,583

Productivity:
Gross profit per SC	$78,000	$72,000